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Exhibit 11

                            First Coastal Corporation
                         Earnings Per Share Calculation

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
                                                                                                      Pro forma
                                         Year Ended          Year Ended          Year Ended          Year Ended
                                      December 31, 1993   December 31, 1994   December 31, 1995   December 31, 1995
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
Net Income                                $747,851         ($8,901,655)         $1,660,437          $1,993,000

Weighted average share outstanding         600,361             600,361             600,361             600,361
Shares issued in stock offering                  -                   -                   -             750,000
Restricted Stock issued (vested
  over a three year period)                      -                   -                   -               7,500
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                                           600,361             600,361             600,361           1,357,861
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Primary earnings per share                    1.25              (14.83)               2.77                1.47
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